FOR IMMEDIATE RELEASE

Spectrum Sciences & Software Holdings Corp. Releases Quarterly Letter to Shareholders

Falls Church, VA — July 10, 2006 — Spectrum Sciences & Software Holdings Corp. (OTCBB: SPSC), today issued the following letter to its shareholders from the company’s chairman and CEO, Darryl K. Horne.

Dear Fellow Shareholders:

As we pass the halfway point in 2006, I am pleased to report we are on track – and gaining momentum — toward our overriding objective: to be a world-premier engineering services and technology company for the government sector.

Spectrum Holdings’ financial results for the first quarter painted a clear picture of both our progress and the work we have to do. On the heels of reviewing strategic alternatives for our M&M manufacturing business, we recently announced the sale of M&M to a management partnership. This transaction improves both our financial and strategic flexibility.

The sale has given us $6 million in immediate cash, which includes the net proceeds of the sale and the return of $3.7 million related to business bonding.

The sale means additional funds — and time and attention — to invest in our core government services businesses.

We also updated our revenue guidance for the year. To improve the consistency and transparency of our financial information, we adopted a new approach to our guidance and began to separate our revenue stream into two different components. The first is “core business revenue,” which includes all revenue from Spectrum Holding businesses, except material procurement. The second is “material procurement” revenues, which are a common, but less predictable, part of the government procurement business.

On that basis, as stated in our June 26, 2006 announcement, we expect 2006 pro forma core business revenue to grow by 25 percent to between $31 million and $33 million. We expect the harder-to-predict material procurement revenue to range between $10 million and $30 million, versus $31.8 million in 2005. This equates to consolidated pro forma 2006 revenue in the range of $41 million and $63 million, excluding M&M.

Beyond the numbers

Any company is judged on its bottom line performance. But when you are combining three separate businesses into one, and when you are a little more than a year into that job, it is also important to look at progress behind the numbers.

I am a firm believer in the philosophy: walk before you run. And there are some very important steps we needed to take to build the foundation for consistent growth. We have to get them right – and we are.

Number one is governance. Good governance isn’t a project; it’s a state of mind and a guide to the kind of company we want to be. Literally, since the day I became head of Spectrum Holdings, I have been talking about our uncompromising commitment to quality, integrity and responsible governance. And I’m pleased to say the talk has been more than matched by the action.

We made substantial progress in creating an effective corporate governance model. We issued clear management directives on insider trading and fair disclosure. We hired a general counsel and a nationally-ranked independent auditing firm. We appointed a corporate compliance officer. We put our financial communications in the hands of a seasoned investor relations professional.

We also recently strengthened our board of directors with two highly qualified, independent members who formerly served in the executive management ranks at large publicly-traded government services companies: L. Kenneth Johnson and John A. Moore, Jnr.

Building a performance-based culture

We believe the three core companies under the Spectrum Holdings banner are positioned to be important growth engines.

Each is focused on supplying products and services in response to some of America’s most pressing needs – such as security, efficiency, defense and disaster recovery. Each has a heritage of repeat business and credibility.

Horne Engineering, our key growth driver and largest unit, is continuing to build its business with the Department of Homeland Security, among other agencies. The recent addition of Chuck Mahan as President and CEO of our Horne Engineering subsidiary promises new opportunities for us to continue our growth.

Our other two business units — Spectrum Sciences & Software, Inc (SSSI) and Coast Engineering and Equipment Company (CEECO) – remain on track to produce results in support of our revenue targets.

Over the past few months, we have strengthened one of the most important growth factors for any business – the talent and experience in our business development units. We are also building a new results-based performance management system across our operations.

Ahead

As our infrastructure and strategies come together, we are pursuing some critical priorities in the second half of 2006.

We remain committed to turning the corner toward profitability. We are working on the efficiencies and growth strategies to lead us there.

We continue to pursue a place in some of the largest awards made by the U.S. government since 9-11, which currently have award cycles extending into the second half of 2006.

One year ago, we were four unfocused, disconnected companies with limited prospects. Today, we are one company, with the structure, strategies, opportunities and leadership team that position us to grow and to win in one of the fastest- growing U.S. business sectors. We will continue to shape your company around the core strengths and technologies that differentiate us in a competitive market.

We are committed to keeping all shareholders fully, and accurately, informed about our progress. As we work to refine our story, and based upon extensive research, we are now in the process of bringing all our businesses under one corporate identity that will be the basis for improving our ability to communicate with shareholders, customers, employees, and the investment community. You will soon hear more from us about this important initiative.

We intend to be a great company – one with consistent industry-leading performance. But a great company must also be a good company, combining performance with transparency and responsibility. All of this is what our shareholders expect, and it is what we must deliver.

Being at the top of your industry is a stretch goal for any company, especially for one that is just one year old. But I look at what we have achieved in that year. I look at the fundamental strengths and reputations of our core businesses. I look at the huge opportunity in markets that are addressing some of the nation’s most pressing, long-term issues. I look at the team we have put together. And I am excited about how very well positioned we are to capture the opportunities before us.

Sincerely,
Darryl K. Horne
Chairman, President & Chief Executive Officer
Spectrum Sciences & Software Holdings Corp.

The shareholder letter may also be accessed by visiting the company’s website at www.SpectrumHoldingsCorp.com.

About Spectrum Sciences & Software Holdings Corp.

Spectrum Sciences & Software Holdings Corp. serves the government marketplace and is focused on safety, energy & environment, transportation, defense and homeland security. The company’s business offerings include: complex program integration; business management services; procurement and acquisition support; design, engineering, and construction; manufacturing technologies; border and transportation security; environmental management; information analysis; and infrastructure protection. Spectrum is headquartered in Falls Church, VA. The company’s subsidiaries include Horne Engineering Services, Spectrum Sciences & Software, Inc., and Coast Engine and Equipment Company.

Forward-Looking Statements

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements, which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, risks set forth in documents filed by the company from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by, or on behalf of, the Company, are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Contact: Media & Investment Community, Gerry Simone, 703-564-2968, IR@SpectrumHoldingsCorp.com

Source: Spectrum Sciences & Software Holdings Corp.